                                                                    EXHIBIT 21.0

                          SUBSIDIARIES OF LASER VISION

 1.  LaserVision (Europe) Limited
     -- incorporated under the laws of England;
 2.  Laser Vision Centres Limited
     -- incorporated under the laws of England;
 3.  Laser Vision Limited
     -- incorporated under the laws of England;
 4.  Laservision Harley Street Limited
     -- incorporated under the laws of England
     -- doing business under the name Harley Street Laser Vision
     Centre;
 5.  LVCI Management (Quebec) Inc.
     -- incorporated under the Quebec Companies Act in the Province of Quebec, Canada;
 6.  LVCI Management (B.C.) Inc.;
     -- incorporated under the laws of the Province of British
     Columbia;
 7.  LVCI Management (Ontario) Inc.;
     -- incorporated under the laws of the Province of Ontario, Canada;
     -- doing business under the name St. Catharines Laser Vision
     Center;
 8.  Laser Vision Centers (Calgary) Inc.;
     -- incorporated under the Business Corporations Act
     (Alberta), in the Province of Alberta, Canada
 9.  LVCI Holdings, Inc.
     -- incorporated under the laws of Delaware
10.  Midwest Surgical Services, Inc.;
     -- incorporated under the laws of Minnesota
11.  Refractive Surgical Resources, Inc.;
     -- incorporated under the laws of Minnesota